UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0852352
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor
Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.	☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

This registration statement on Form 8-A relates to the registration of Common Stock, par value $0.01 per share (the “Common Stock”), of Thomas Properties Group, Inc., a Delaware corporation, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, in connection with the listing of the Common Stock on the New York Stock Exchange LLC. The Common Stock is presently quoted on The NASDAQ Stock Market LLC's Global Market. Upon the commencement of trading of the Common Stock on the New York Stock Exchange LLC, the registrant will voluntarily withdraw the listing of the Common Stock on the NASDAQ Global Market.

The registrant hereby incorporates by reference herein the description of its Common Stock set forth under the heading “Description of Common Stock” in the prospectus forming part of its registration statement on Form S-3 (File No. 333-180790), originally filed with the Securities and Exchange Commission on April 18, 2012, as may be further amended from time to time.

Item 2. Exhibits.
Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer
April 26, 2013